Exhibit 99.1


      JoS. A. Bank Clothiers Celebrates Opening of 400th Store;
                      Company Targets 600 Stores


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Oct. 26, 2007--JoS. A. Bank
Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") announces the grand opening of its 400th store in Orlando, Florida in the Winter Garden Village at Fowler Groves.

    The Company noted that it has opened over 300 stores in the past eight years and it expects to open another 200 stores as part of its plan to operate approximately 600 stores by 2012. JoS. A. Bank has opened 29 stores thus far in fiscal 2007 and expects to open approximately 50 stores for the entire year. In addition to the 400th store in Orlando, the Company has opened stores in the following markets in recent weeks:

    - St. Simons Island, Georgia (Shops at Sea Island)

    - Boynton Beach, Florida (Boynton Town Center)

    - Highland Village (Dallas), Texas (The Shops at Highland Village)

    - Murfreesboro, Tennessee (The Avenue at Murfreesboro)

    - Milford, Connecticut (The Shoppes at Milford Marketplace)

    - Stone Oak, Texas (Village at Stone Oak)

    - Austin, Bee Caves, Texas (Hill Country Galleria)

    - Gilbert, Arizona (SanTan Village)

    "We are pleased that our growth program continues to thrive," noted Robert N. Wildrick, CEO of JoS. A. Bank Clothiers, Inc. "Since the current management team came together almost eight years ago, we have increased net income every year, opened over 300 stores, eliminated virtually all of the Company's debt, accumulated over $40 million of cash and added over 2,300 American jobs. Our long-term goal by the year 2012 is to continue improving on these strong results, including increasing the Company's sales to one billion dollars and driving net income to $90 million."

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 404 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
             irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com